As filed with the Securities and Exchange Commission on April 23, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 22, 2020

Energizer Holdings, Inc.

(Exact name of registrant as specified in its charter)

Missouri	1-36837	36-4802442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 Maryville University Drive

St. Louis, Missouri 63141

(Address of principal executive offices)

(314) 985-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ENR	New York Stock Exchange
Series A Mandatory Convertible Preferred Stock, par value $.01 per share	ENR PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Notes Due 2026

On April 22, 2020, Energizer Holdings, Inc., a Missouri corporation (the “Company”), completed the issuance and sale of $250 million aggregate principal amount of 6.375% Senior Notes due 2026 in an add-on offering (the “New Notes”), as contemplated by the Purchase Agreement, dated April 15, 2020 (the “Purchase Agreement”), by and among the Company, Citigroup Global Markets Inc., as representative of the purchasers listed therein (the “Initial Purchasers”) and the guarantors party thereto. The New Notes were issued pursuant to an indenture dated as of July 6, 2018, among the Company (successor to Energizer Gamma Acquisition, Inc.), certain subsidiary guarantors of the Company party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a supplemental indenture dated January 2, 2019, by and among the Company, the guarantors party thereto and the Trustee, and by a supplemental indenture dated January 28, 2019, by and among the Company, the guarantors party thereto and the Trustee (as so supplemented, the “Indenture”). The New Notes are “additional notes” under the Indenture, pursuant to which $500 million in aggregate principal amount of existing 6.375% Senior Notes due 2026 were previously issued (the “Original Notes”). The New Notes are treated as a single class and are fungible with the Original Notes for U.S. federal income tax purposes, except that the New Notes sold pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) will initially be subject to restrictions on transfer and will initially trade separately until at least 40 days after the issue date of the New Notes. The New Notes and the Original Notes are referred to together as the “Notes.”

The New Notes were sold to the Initial Purchasers pursuant to Section 4(a)(2) of the Securities Act. The Company did not register the issuance of the New Notes under the Securities Act because such issuance did not constitute a public offering. The New Notes were sold to qualified institutional buyers pursuant to Rule 144A (and outside the United States to qualified investors in reliance on Regulation S) under the Securities Act. The New Notes have not been registered under the Securities Act or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act or applicable state securities laws or applicable exemptions from registration requirements.

Interest and Maturity

The Notes accrue interest at a rate of 6.375% per annum and will mature on July 15, 2026.

Guarantees

The Notes are guaranteed, jointly and severally, on an unsecured basis, by each of the Company’s domestic restricted subsidiaries that is a borrower or a guarantor under the credit agreement dated December 17, 2018 by and among the Company, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended from time to time, the “Credit Agreement”).

Ranking

The Notes are:

•	general unsecured obligations of the Company;

•	equal in right of payment with all existing and future senior debt of the Company, including under the Credit Agreement and the 5.500% Senior Notes due 2025 issued on June 1, 2015, the 4.625% Senior Notes due 2026 issued on July 6, 2018, and the 7.750% Senior Notes due 2027 issued on January 28, 2019;

•	senior in right of payment to any of the Company’s future debt that is, by its terms, expressly subordinated in right of payment to the Notes;

•	structurally subordinated to all liabilities of the Company’s subsidiaries that are not guarantors;

•	effectively subordinated to all of the Company’s existing and future secured debt, including the Credit Agreement, to the extent of the value of the assets securing such debt; and

•	unconditionally guaranteed by the guarantors.

Optional Redemption

The Company will have the option to redeem some or all of the Notes at any time on or after July 15, 2021, at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably on an annual basis to par and accrued and unpaid interest, if any, to, but excluding, the date of redemption. The Company will also have the option to redeem some or all of the Notes at any time before July 15, 2021 at a redemption price of 100% of the principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, at any time before July 15, 2021, the Company may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price of 106.375% of the principal amount of the Notes with the proceeds from certain equity issuances plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Change of Control

If the Company experiences specific change of control events, the Company may be required to offer to purchase the Notes at 101% of their aggregate principal amount plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase. If holders of not less than 90% of the principal amount of the outstanding Notes accept a change of control offer, the Company will have the right to redeem all of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption. The ability of the Company to purchase the Notes upon a change of control may be limited by the terms of the Credit Agreement.

Asset Sales

If the Company sells certain assets, under certain circumstances the Company may be required to offer to purchase the Notes at 100% of their aggregate principal amount plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase.

Certain Covenants

The Indenture contains covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries (as defined in the Indenture) to:

•	incur additional debt or issue certain preferred stock;

•	pay dividends or repurchase or redeem capital stock or make other restricted payments;

•	limit dividends or other payments by the Company’s Restricted Subsidiaries to the Company or the Company’s other Restricted Subsidiaries;

•	incur liens;

•	enter into certain types of transactions with the Company’s affiliates; and

•	consolidate or merge with or into other companies.

These and other covenants that are contained in the Indenture are each subject to important exceptions and qualifications.

Covenant Suspension

During any period of time that (i) the ratings assigned to the Notes by both of Moody’s Investors Service, Inc. and S&P Global Ratings are equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent), respectively, and (ii) no default or event of default has occurred and is continuing under the Indenture, the Company and the Company’s Restricted Subsidiaries (as defined in the Indenture) will not be subject to most of the covenants discussed above pursuant to the Indenture. In the event that the Company and the Company’s Restricted Subsidiaries are not subject to such covenants for any period of time as a result of the preceding sentence and, on any subsequent date, one or both of such ratings agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the level set forth above or a default or event of default occurs and is continuing under the Indenture, then the Company and the Company’s Restricted Subsidiaries will thereafter again be subject to such covenants, but any actions taken during such suspension will not result in an event of default.

Default

The Indenture provides for customary events of default. Generally, if an event of default occurs (subject to certain exceptions), the Trustee, or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

General

Copies of the Indenture, including the supplemental indentures, and the form of Notes are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions above are summaries of such agreements, do not purport to be complete, and are qualified in their entirety by the complete texts of each such agreement.

Certain of the Initial Purchasers and the Trustee or their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which they have received customary fees and compensation for these transactions and may in the future receive customary fees and compensation.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1

Indenture, dated July 6, 2018, by and among Energizer Holdings, Inc, successor to Energizer Gamma Acquisition, Inc., the Guarantors party thereto from time to time and The Bank Of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 9, 2018).

4.2

Supplemental Indenture, dated January 2, 2019, to the Indenture dated July 6, 2018, by and among Energizer Holdings, Inc, successor to Energizer Gamma Acquisition, Inc., the Guarantors party thereto from time to time and The Bank Of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed January 2, 2019).

4.3

Supplemental Indenture, dated January 28, 2019, to the Indenture dated July 6, 2018, by and among Energizer Holdings, Inc., successor to Energizer Gamma Acquisition, Inc., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed January 28, 2019).

4.4	Form of 6.375% Senior Notes due 2026 (included in Exhibit 4.1) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 9, 2018).

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (the cover page iXBRL in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:	/s/ Timothy W. Gorman
Timothy W. Gorman
Executive Vice President and Chief
Financial Officer

Dated: April 23, 2020

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